Exhibit 10.1

Stericycle, Inc.
Plan of Compensation for Outside Directors

Annual Compensation
Annual Compensation

$125,000, payable in 12 equal monthly installments if payment in cash is elected (see “Minimum Ownership Requirements—Eligibility for Cash Payment,” below).

This amount (a director’s “Annual Retainer”) is subject to adjustment as provided in the immediately following paragraph and will be reviewed annually and updated from time to time on the basis of formal or informal surveys of outside director compensation as determined by the Compensation Committee.

If the annual meeting of stockholders (the “Annual Meeting”) in a given year occurs more than 10 days after or prior to the anniversary date of the prior year’s Annual Meeting, an incumbent director’s Annual Retainer will be increased or decreased, as the case may be, on a pro rata basis. The pro rata adjustment will be added to or subtracted from the Annual Retainer, as applicable, based on a fraction, the numerator of which is the number of days the Annual Meeting occurs after or prior to the anniversary date of the prior year’s Annual Meeting and the denominator of which is 365.  For example, if the Annual Meeting for a given year occurs on May 21 and the prior year’s Annual Meeting occurred on May 1, an incumbent director’s Annual Retainer upon re-election at the Annual Meeting will be increased by an amount equal to $6,849.32 (20 days divided by 365 days, multiplied by $125,000) for a total Annual Retainer of $131,849.32. The amount of the Annual Retainer as so adjusted shall be used to determine the conversion of the director’s stock option and restricted stock unit (RSU) awards in accordance with the terms of this Plan of Compensation for Outside Directors (the “Plan”).

Conversion to Option and RSU Award

Subject to the election by an eligible director to receive payment of his or her Annual Retainer in cash, the normal form of payment of a director’s Annual Retainer will be (i) a stock option reflecting the conversion of 75% of the director’s Annual Retainer ($93,750) and (ii) an RSU award reflecting the conversion of 25% of the director’s Annual Retainer ($31,250).

Number of Option Shares

The option will be for a number of shares equal to the quotient obtained by dividing (i) 5 times the amount of the director’s Annual Retainer to be converted into an option ($93,750) by (ii) the average closing price of Stericycle stock during the period from the prior year’s Annual Meeting through the last trading day before the current Annual Meeting (the “measurement period average closing price”).

Number of RSUs

The RSU award will be for a number of shares equal to the quotient obtained by dividing (i) 2 times the amount of the director’s Annual Retainer to be converted into an RSU award ($31,250) by (ii) the measurement period average closing price.

Grant Date and Exercise Price

The option and RSU award will be granted on the date of the Annual Meeting (the “grant date”) upon a director’s election or re-election to the Board at the Annual Meeting each year.

The exercise price of the option will be the closing price on the grant date.

Vesting

The option and RSU award will both fully vest on the first anniversary of the grant date.

If a director dies, or if a director resigns for a good reason (in the judgment of the Board of Directors), a pro rata portion of the director’s option and RSU award will vest as of the date of the director’s death or resignation.

This portion will be determined by multiplying the director’s option shares and RSUs by a fraction, the numerator of which is the number of months (including partial months) elapsed from the grant date to the date of the director’s death or resignation and the denominator of which is 12.

Minimum Ownership Requirements
Minimum Ownership

All directors will be required to hold a minimum position in Stericycle stock.

For a director with less than five years of service, the director must have a position equal to three times the director’s Annual Retainer, or $375,000.

For a director with five or more years of service, the director must have a position equal to five times the director’s Annual Retainer, or $625,000.

Measurement

A director’s ownership position will be measured by the value of the Stericycle stock that he or she directly or indirectly owns, the value of the vested and unvested RSUs that he or she holds, and the in-the-money value of the vested and unvested Stericycle stock options that he or she holds.

Eligibility for Cash Payment

A director who satisfies the minimum ownership requirement may elect to receive all or a portion his or her Annual Retainer in cash. The director’s election shall be made by written or electronic (email) notice to the Chairman of the Compensation Committee or to Stericycle’s General Counsel at least 10 days prior to the annual meeting of stockholders at which the director is standing for election or re-election.

A director who does not satisfy the applicable minimum ownership requirement must receive his or her Annual Retainer in the normal form of payment as a stock option and RSU award.

Restriction on Sale of Stock

A director who does not satisfy the applicable minimum ownership requirement may not sell any Stericycle stock, with one exception: the director may engage in a “cashless” exercise of an option and sell a number of shares sufficient to pay the exercise price of the option shares and the related taxes.

Meeting and Other Fees
Meeting Fees	Directors will not be paid separate fees for attending meetings of the Board of Directors or its committees.
Chairman of the Board

If the Chairman of the Board is an independent director under NASDAQ listing rules, the Chairman will be paid a fee for his or her services as Chairman in an amount to be determined by the Compensation Committee.

If the Chairman of the Board is not an independent director, no additional fees or compensation will be paid to the Chairman for his or her services as Chairman.

Audit Committee	The Chairman of the Audit Committee will be paid a fee of $10,000 per year for his or her services as Chairman.
Compensation Committee	The Chairman of the Compensation Committee will be paid a fee of $5,000 per year for his or her services as Chairman.
Payment of Chairmen’s Fees

The fees payable to the Chairman of the Board (if an independent director), Chairman of the Audit Committee and Chairman of the Compensation Committee will be paid by adding each Chairman’s fee to and treating it as a part of his or her Annual Retainer.

The Chairmen’s fees will be reviewed annually and updated from time to time on the basis of formal or informal surveys of outside director compensation as determined by the Compensation Committee.

Option Grants and RSU Awards to New Director
Joining Grant

A new director will be granted a stock option and an RSU award upon joining the Board and a second stock option and second RSU award for his or her annual compensation for service as a director.

The first option and RSU award, for joining the Board, will reflect the conversion of two different multiples of a director’s Annual Retainer: (i) the option will be for a number of shares equal to the quotient obtained by dividing (A) 10 times 75% of the Annual Retainer by (B) the average closing price of Stericycle stock during the 12-month period ending on the last trading day prior to the director’s election to the Board (the “new director measurement period average closing price”); and (ii) the RSU award shall be for a number of shares equal to the quotient obtained by dividing (A) 4 times 25% of the Annual Retainer by (B) the new director measurement period average closing price.

The option and RSU award shall be granted on the day of the new director’s election to the Board. The exercise price of the option will be the closing price on the day of the director’s election.

One-fifth of the option and one-fifth of the RSU award will vest on each of the first five anniversaries of the director’s election to the Board.

Annual Grant

The new director will also receive a second option and second RSU award reflecting the director’s annual compensation for service as a director.

If the new director is elected at an Annual Meeting, the option and RSU award will be as previously described (see “Annual Compensation” and “Conversion to Option and RSU Award,” above).

If the new director is elected other than at an annual meeting: (i) the second option will be for a number of shares equal to a pro rata portion of the quotient obtained by dividing (A) 5 times 75% of the director’s Annual Retainer by (B) the new director measurement period average closing price; and (ii) the second RSU award will be for a number of shares equal to a pro rata portion of the quotient obtained by dividing (A) 2 times 25% of the director’s Annual Retainer by (B) the new director measurement period average closing price.

The option and RSU award shall be granted on the day of the new director’s election to the Board. The exercise price of the option will be the closing price on the day of the director’s election. The option and RSU award will both fully vest on the first anniversary of the prior Annual Meeting.

The pro rata portion means a fraction, the numerator of which is the number of months (including partial months) until the next Annual Meeting and the denominator of which is 12.

Implementation
Procedures	Subject to the approval of the Compensation Committee, Stericycle will establish appropriate procedures to implement these compensation terms.
Effective Date	This amendment and restatement of the Plan shall be effective as of the date first set forth above when approved by the full Board of Directors.